EXHIBIT 99.2



     CERTIFICATION BY THE PRINCIPAL FINANCIAL OFFICER OF
               COMPETITIVE TECHNOLOGIES, INC.
                 PURSUANT TO SECTION 906 OF
       THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. 1350)


     I, Frank R. McPike, Jr., am Executive Vice President and Chief Financial Officer of Competitive Technologies,
Inc. (the Company).

     This certification is being furnished pursuant to 18
U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in connection with the filing of the Company's Quarterly Report on Form 10-Q for the quarterly period ended April 30, 2003 (the Report).

     I hereby certify that to the best of my knowledge:

  1.   The Report fully complies with the requirements of
     Section 13(a) or 15(d) of the Securities Exchange Act of
     1934 (15 U.S.C. 78m(a) or 78o(d)); and

  2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods covered by the Report.


  Date: June 11, 2003

                                    /s/ Frank R. McPike, Jr.
                                    Frank R. McPike, Jr.
                                    Executive Vice President and
                                    Chief Financial Officer of
                                    Competitive Technologies, Inc.


     A signed original of this written statement required by
Section 906 has been provided to Competitive Technologies, Inc. and will be retained by Competitive Technologies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.